RBC FUNDS TRUST

AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS AMENDMENT effective as of the 18th day of December, 2017 to the Distribution Agreement, dated December 28, 2009, as amended July 1, 2011, November 27, 2012, December 20, 2013, September 24, 2014, October 1, 2016, and October 2, 2017 (the “Agreement”), is entered into by and between RBC FUNDS TRUST, a Delaware statutory trust (the “Trust”) and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Distributor desire to amend the Agreement to reflect the addition of new Funds and note the name changes of certain Funds

NOW, THEREFORE, the parties agree as follows:

Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts effective as of the date and year first written above.

RBC FUNDS TRUST	QUASAR DISTRIBUTORS, LLC

By: /s/ Kathleen A. Gorman	By: /s/James Schoenike

Name: Kathleen A. Gorman	Name: James Schoenike

Title: President	Title: President

Exhibit A to the Distribution Agreement

Fund Names

Separate Series of RBC Funds Trust

Name of Series
Access Capital Community Investment Fund
U.S. Government Money Market Fund
RBC Enterprise Fund
RBC Small Cap Core Fund
RBC SMID Cap Growth Fund
RBC Microcap Value Fund
RBC BlueBay Emerging Market Debt Fund (formerly RBC BlueBay Emerging Market Select Bond Fund)
RBC BlueBay High Yield Bond Fund (formerly RBC BlueBay Global High Yield Fund)
RBC Emerging Markets Equity Fund
RBC Emerging Markets Small Cap Equity Fund
RBC Short Duration Fixed Income Fund

RBC Ultra-Short Fixed Income Fund

RBC BlueBay Diversified Credit Fund

RBC Small Cap Value Fund

RBC Global Opportunities Fund

RBC International Opportunities Fund

RBC Emerging Markets Value Equity Fund

RBC Impact Bond Fund

2